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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                               November 9, 1998



                                MGM GRAND, INC.
                                ---------------
              (Exact Name of Registrant as specified in Charter)



    Delaware                        0-16760                   88-0215232
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(State or other                   (Commission             (IRS Employer
 jurisdiction of                   File Number)            Identification
 incorporation)                                            Number)




           3799 Las Vegas Boulevard South, Las Vegas, Nevada  89109
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           (Address of principle executive offices)      (Zip Code)



                                (702) 891-3333
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             (Registrant's telephone number, including area code)







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     (Former name of former address, if changed since last report)

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Item 5. Other Events

     On November 9, 1998, MGM Grand, Inc. and Primadonna Resorts, Inc. announced that their respective Boards of Directors have approved in principle MGM Grand's acquisition of Primadonna in an all stock transaction. The terms of the merger provide for Primadonna's stockholders to receive 0.33 shares of MGM Grand common stock for each share of Primadonna common stock held, or a total of approximately 9.5 million shares of MGM Grand common stock. A copy of the press release announcing the proposed merger is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 7. Financial Statements and Exhibits

     (a) & (b) Not applicable.

     (c) Exhibits.

           Exhibit 99.1  Press Release, dated November 9, 1998.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MGM GRAND, INC.


November 11, 1998                            By:  /s/ SCOTT LANGSNER
                                                ----------------------------
                                                  Scott Langsner
                                                  Secretary/Treasurer